Exhibit 10.7

AMENDMENT NO. 2 TO

TAX INDEMNITY AGREEMENT

Dated as of March 24, 2006

between

OLD DOMINION ELECTRIC COOPERATIVE,

and

FIRST UNION FINANCIAL INVESTMENTS, INC.,

as Owner Participant

CLOVER UNIT 1 GENERATING FACILITY

AND

COMMON FACILITIES

AMENDMENT NO. 2 TO TAX INDEMNITY AGREEMENT

This AMENDMENT NO. 2 TO TAX INDEMNITY AGREEMENT, dated as of March 24, 2006 (this “Amendment”), between OLD DOMINION ELECTRIC COOPERATIVE, a utility aggregation cooperative organized under the laws of the Commonwealth of Virginia (herein together with its successors and assigns, called “Old Dominion”), and FIRST UNION FINANCIAL INVESTMENTS, INC. (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank, successor-in-interest to First Union National Bank of Florida), a Tennessee corporation, as Owner Participant (herein in such capacity, together with its successors and assigns, called the “Owner Participant”).

WITNESSETH:

WHEREAS, Old Dominion and the Owner Participant are parties to a certain Participation Agreement, dated as of February 29, 1996, with State Street Bank and Trust Company (“SSB”), not in its individual capacity, except as expressly provided therein, but solely as Owner Trustee, and Utrecht-America Finance Co., as agent and lender (the “Original Participation Agreement”);

WHEREAS, in connection with execution and delivery of the Original Participation Agreement, Old Dominion and the Owner Participant entered into a Tax Indemnity Agreement, dated as of February 29, 1996 (the “Original Tax Indemnity Agreement”), wherein Old Dominion agreed to indemnify the Owner Participant under certain circumstances;

WHEREAS, the Original Tax Indemnity Agreement was amended by the parties hereto by the Amendment No. 1 to Tax Indemnity Agreement, dated as of December 19, 2002 (the Original Tax Indemnity Agreement, as so amended, the “Tax Indemnity Agreement”);

WHEREAS, Old Dominion and the Owner Participant entered into (i) Amendment No. 1 to Participation Agreement, dated as of December 19, 2002, with the other parties to the Original Participation Agreement and Cedar Hill International Corp. (“Cedar Hill”), as Series B Lender, and (ii) Amendment No. 2 to Participation Agreement, dated as of December 31, 2004, among such parties (other than SSB), and U.S. Bank National Association, not in its individual capacity, but solely as successor to SSB, as Owner Trustee (the Original Participation Agreement, as amended by the foregoing amendments and as further amended from time to time, is referred to herein as the “Participation Agreement”);

WHEREAS, on the date hereof, Old Dominion, the Owner Participant, and the other parties to the Participation Agreement have entered into the Amendment No. 3 to Participation Agreement, dated as of the date hereof, in connection with a refinancing described therein;

WHEREAS, the parties hereto wish to amend the Tax Indemnity Agreement as set forth herein in connection with the execution and delivery of Amendment No. 3 to Participation Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS; GENERAL PROVISIONS

Capitalized terms used in this Amendment (including the recitals) and not otherwise defined herein shall have the respective meanings specified in the Tax Indemnity Agreement or, if not defined therein, in Appendix A to the Participation Agreement.

SECTION 2. AMENDMENTS

Section 2.1 Amendment of Section 1. Section 1 of the Tax Indemnity Agreement is amended to include the following at the end thereof:

“The term “Subsequent Loan Refinancing” shall mean the transactions contemplated in connection with the execution and delivery of Amendment No. 3 to Participation Agreement, dated as of March 24, 2006, including the refinancing of the Loan Certificates on such date pursuant to Section 10.3 of the Participation Agreement.”

Section 2.2 Amendment to Section 4. Section 4 of the Tax Indemnity Agreement is amended as follows:

(a)	Section 4(a)(1)(vi) is amended by the addition of the word “or” immediately subsequent to the concluding semi-colon; and a new Section 4(a)(1)(vii) is added to the Tax Indemnity Agreement reading as follows:

“(vii)    the Subsequent Loan Refinancing;”.

(b)	Section 4(a)(1) is amended by the addition of “either individually or in the aggregate (net of rental income)” immediately prior to “(any of the events so resulting being referred to hereinafter as a “Loss of Deductions”)”.

(c)	Section 4(a)(2)(ix) is amended by the addition of the word “or” immediately subsequent to the concluding semi-colon; and a new Section 4(a)(2)(x) is added to the Tax Indemnity Agreement reading as follows:

“(x)    the Subsequent Loan Refinancing;”.

(d)	Section 4(e)(iv) is amended by the addition of the following concluding proviso:

“provided, however, that in the case of any Loss arising under Section 4(a)(1)(vii) or 4(a)(2)(x), this exclusion shall apply only with respect to any Tax Change which occurs after the closing date of the Subsequent Loan Refinancing.”

(e)	Section 4(e)(xi) is deleted in its entirety and the following is substituted in lieu thereof:

“(xi)	the application of section 467 of the Code (except (1) with respect to the periods commencing on or after the date of the Loan Refinancing if such application results from the Loan Refinancing or any subsequent refinancing of the Loan Certificates pursuant to Section 10.3(b) of the Participation Agreement or any rate reset pursuant to Section 2.12(b) of the Loan Agreement, including the amendments to the Operative Documents made to effect or in connection with the Loan Refinancing or such subsequent refinancing or rate reset, and (2) with respect to the periods commencing on or after the date of the Subsequent Loan Refinancing if such application results from the Subsequent Loan Refinancing, including the amendments to the Operative Documents made to effect or in connection with the Subsequent Loan Refinancing) or, except as to substitutions, section 168(d)(3) of the Code.”

SECTION 3. REFERENCE TO AND EFFECT ON TAX INDEMNITY AGREEMENT

Section 3.1 Reference. Upon the effectiveness of this Amendment, each reference in the Tax Indemnity Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, to the Tax Indemnity Agreement, shall mean and be a reference to the Tax Indemnity Agreement, as amended hereby.

Section 3.2 Effect. Except as specifically amended hereby, the Tax Indemnity Agreement shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 4. MISCELLANEOUS

Section 4.1 Governing Law. This Amendment shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance.

Section 4.2 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Amendment shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

Section 4.3 Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Amendment.

Section 4.4 Headings. The headings of the sections of this Amendment are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 4.5 Effectiveness of this Amendment. This Amendment has been dated as of the date first above written for convenience only. This Amendment shall be effective on the date of execution and delivery by each of Old Dominion and the Owner Participant.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ Robert L. Kees
Name:	Robert L. Kees
Title:	Senior Vice President and Chief Financial Officer
Date:	March 24, 2006

FIRST UNION FINANCIAL INVESTMENTS, INC., as Owner Participant

By:	/s/ Alan Ma
Name:	Alan Ma
Title:	Vice President
Date:	March 24, 2006